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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 24, 1999
                                                        -----------------

                                  PSINet Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          New York                       0-25812               16-1353600
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(State or other jurisdiction          (Commission           (IRS Employer
     of incorporation)                File Number)         Identification No.)


510 Huntmar Park Drive, Herndon, Virginia                     20170
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code (703) 904-4100
                                                   --------------


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         (Former name or former address, if changed since last report)
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Item 5.   Other Events
          ------------

     On December 2, 1999, PSINet Inc. completed the previously announced offering of $600.0 million aggregate principal amount of 10 1/2% senior notes due 2006 and Euro 150.0 million aggregate principal amount of 10 1/2% senior notes due 2006, which we refer to collectively as the notes. The notes were issued and sold in accordance with Securities and Exchange Commission Rule 144A and Regulation S and have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements thereof.

     The notes are our senior unsecured obligations ranking pari passu in right of payment with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness.

     The notes will mature on December 1, 2006. Interest on the notes will be payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2000. The notes are not redeemable. Upon the occurrence of certain change of control events, we will be required to make an offer to purchase the notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

     The net proceeds of the offering, after deducting underwriting discounts and commissions and expenses payable by us, were approximately $736.2 million. We expect to use the net proceeds of the offering to finance capital expenditures, including the acquisition of additional telecommunications bandwidth and related facilities and equipment and the construction of Internet and eCommerce hosting centers, and general corporate purposes. In addition, a portion of the net proceeds is expected to be used to make strategic investments in or acquisitions of complementary businesses or assets. The notes were sold to certain "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or to certain eligible persons in "offshore transactions" (as defined in Regulation S under the Securities Act). The notes have been rated B3 by Moody's Investors Service and B- by Standard & Poor's.

     There is no established trading market for the notes and we do not intend to apply for listing on any securities exchange; however, the notes are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc. and application has been made for listing of the euro notes with the Luxembourg Stock Exchange.

     A press release announcing this offering is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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                (c)  Exhibits
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                     Exhibit 3.1   Certificate of Correction of Restated
                                   Certificate of Incorporation dated as of December 2, 1999

                     Exhibit 4.1 Indenture, dated as of December 2, 1999 between PSINet Inc. and Wilmington Trust Company, as trustee

                     Exhibit 4.2 Form of unregistered Dollar-denominated 10 1/2% Senior Notes due 2006

                     Exhibit 4.3 Form of unregistered Euro-denominated 10 1/2% Senior Notes due 2006

                     Exhibit 10.1 Registration Rights Agreement, dated as of December 2, 1999, by and among PSINet Inc. and Donaldson Lufkin & Jenrette International, Bear Stearns International Limited, Merrill Lynch International and Morgan Stanley & Co. International Limited

                     Exhibit 99.1  Press Release dated November 24, 1999

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 2, 1999                      PSINET INC.


                                             By: /s/ Edward D. Postal
                                                 ----------------------------
                                                 Edward D. Postal
                                                 Executive Vice President and
                                                  Chief Financial Officer
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                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number        Exhibit Name                                                       Location
------        ------------                                                       --------
  3.1         Certificate of Correction of Restated Certificate of               Filed herewith.
              Incorporation dated as of December 2, 1999.

  4.1         Indenture, dated as of December 2, 1999, between PSINet            Filed herewith.
              Inc. and Wilmington Trust Company, as trustee.

  4.2         Form of unregistered Dollar-denominated 10 1/2% Senior             Filed herewith.
              Notes due 2006.

  4.3         Form of unregistered Euro-denominated 10 1/2% Senior               Filed herewith.
              Notes due 2006.

 10.1         Registration Rights Agreement, dated as of December 2,             Filed herewith.
              1999, by and among PSINet Inc. and Donaldson Lufkin &
              Jenrette International, Bear Stearns International Limited,
              Merrill Lynch International and Morgan Stanley & Co.
              International Limited.

 99.1         Press Release dated November 24, 1999.                             Filed herewith.

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